Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated July 31, 2022, each included in this Post-Effective Amendment No. 111 to the Registration Statement (Form N-1A, File No. 33-54445) of Federated Hermes Institutional Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 25, 2022, with respect to the financial statements and financial highlights of Federated Hermes Government Ultrashort Fund (one of the portfolios constituting Federated Hermes Institutional Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 25, 2022